                            ADMINISTRATION AGREEMENT
                                ASM FUND, INC.
                                     and
                            MUTUAL FUNDS SERVICE CO.


      This Agreement dated as of the 31st day of December, 1993, made by and between ASM Fund, Inc. (the "Fund"), a Maryland corporation operating as an open-end investment company, and Mutual Funds Service Co. ("Agent"), an Ohio corporation.

                                  WITNESSETH

      WHEREAS, Agent has agreed to act as Transfer, Dividend Disbursing and Redemption Agent for the Fund; and

      WHEREAS, pursuant to a separate agreement (the "Custodian Agreement"), Star Bank, N.A. (the "Bank") performs the duties of Custodian of the securities and cash of the Fund;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto do hereby agree as follows:

      SECTION 1.  The Fund hereby appoints Agent as its Transfer, Redemption
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and Dividend Disbursing Agent, and Agent accepts such appointments and agrees to act in such capacities upon the terms set forth in this Agreement.

                               TRANSFER AGENCY

      SECTION 2.  Agent will maintain current and accurate registry records in
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the usual form in which it will note the issuance, transfer and redemption of
Shares and the issuance and transfer of Share Certificates. Agent is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions of Shares issued and outstanding from time to time for which issuance of Share Certificates was not requested. The Agent shall provide the Fund with current and accurate reports of Fund Share purchases, redemptions and total Shares outstanding on the next business day after each net asset valuation. Agent is authorized to keep records in which it will note the names and registered addresses of Shareholders, and the number of Shares and fractions of Shares from time to time owned by them for which no Share Certificates are outstanding.

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      SECTION 3.  Agent will Issue Share Certificates for Shares of the Fund,
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only upon receipt of a written request from a Shareholder.  In all other cases, the Fund authorizes Agent to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case Agent, as Transfer Agent, shall merely note on its stock registry records the issuance of the Shares and fractions thereof, if any; shall credit the Unissued Certificate Account with the Shares and fractions thereof issued; and shall credit the proper number of Shares and fractions thereof to the respective Shareholders. Likewise, whenever Agent has occasion to surrender for redemption Shares and fractions thereof to the respective Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Fund authorizes Agent in such cases to process the transactions by appropriate entries in its stock transfer records, and debiting of the unissued Certificate Account and the record of issued Shares outstanding.

      SECTION 4.  Agent in its capacity as Transfer Agent will, in addition
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to the duties and functions above-mentioned, perform the usual duties and functions of a stock transfer agent for a corporation. When applicable, it will countersign for issuance or reissuance Share Certificates representing original issue or reissued treasury Shares as directed by the written instructions of the Fund, and, upon receipt of a written request from a Shareholder, will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. Agent may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by a duty authorized person or persons, or upon the instructions of any officer of the Fund, or upon the advice of counsel for the Fund or for Agent. Agent may record any transfer of Share Certificates which is believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith Agent deems such refusal necessary in order to avoid any liability to any person.

      SECTION 5.  In case of any request or demand for the inspection of the
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Share records of the Fund, Agent, as Transfer Agent, shall endeavor to notify the Fund and to secure instructions from the Fund as to permitting or refusing such inspection. However, Agent may disclose, permit inspection or copying, or surrender such records to any person in any case where it is required by law or it is advised by its counsel that it may be held liable for failure to do so.

                              ISSUANCE OF SHARES

      SECTION 6.  Prior to the daily determination of net asset value in
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accordance with the Fund's prospectus, Agent shall process all purchase orders received since the last determination of the Fund's net asset value.

      For the purposes of this Section 6, the Fund hereby instructs Agent to consider Shareholder payments according to the following schedule:

      a. Purchase orders received prior to 4:00 p.m. on a business day, Eastern Standard Time -- on the same day;

      b. Purchase orders received after 4:00 p.m., Eastern Standard Time -- on the second or following business day.

      Immediately after 4:00 p.m., Eastern Standard Time, on each day that the Fund and Agent are open for business or on any other day on which there is sufficient degree of trading in the Fund's portfolio securities that the current net asset value of the Fund's Shares might be materially affected, Agent shall obtain from the Fund a quotation (on which it may conclusively rely) of the net asset value per Share determined as of 4:00 p.m., Eastern Standard Time, on that day. Agent shall proceed to calculate the amount available for investment in Shares at the quoted net asset value, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Bank. Agent, as agent for the Shareholders, shall place a purchase order daily with the Fund for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Fund in writing.

      SECTION 7.  Agent, having made the calculations provided for in Section
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6, shall thereupon pay over the net asset value of Shares purchased to the
Bank. The payment shall then be deposited in the account maintained under the Custodian Agreement. The proper number of Shares and fractional Shares shall then be issued daily and credited by Agent to the Unissued Certificate Account. The Shares and fractional Shares purchased for each Shareholder will be credited by Agent to the Shareholder's separate account. Agent shall mail to each Shareholder a confirmation of each purchase, the new Share balance, the Shares held under a plan (if any), the amount invested and the price paid for the newly purchased Shares.

                                  REDEMPTIONS

      SECTION 8.  Agent shall, prior to the daily determination of net asset
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value in accordance with the Fund's prospectus, process all requests from
Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Agent shall advise the Fund of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Fund shall then quote to Agent the applicable net asset value, whereupon Agent shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption by filing with the Bank an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Fund's prospectus. The stock registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder shall be promptly and properly debited.

      In lieu of carrying out the redemption procedures provided for above in this Section 8, Agent may, at the request of the Fund, sell Shares to the Fund as repurchases from Shareholders, provided that in each such case the sale price shall be not less than the applicable redemption price. In such case the redemption procedures shall be appropriately modified.

      SECTION 9.  The proceeds of redemption shall be remitted by Agent in
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accordance with the Fund's prospectus as follows:

      (j) When applicable, by check mailed to Shareholder at his registered address. The request and stock certificates, if any, for Shares being redeemed, must (when applicable) be duly endorsed in blank or accompanied by an appropriate instrument of transfer reasonably satisfactory to Agent.

      (k) When applicable, by wire to a designated batik or broker. The request and stock certificates, if any, for Shares being redeemed, must (when applicable) be duly endorsed in blank or accompanied by an appropriate instrument of transfer reasonably satisfactory to Agent.

                                   DIVIDENDS

      SECTION 10.  It is mutually understood by the parties that the Fund
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intends to declare dividends to Shareholders, and that all dividends are to be automatically reinvested in additional Shares or remitted in accordance with the Fund's currently effective prospectus. The Agent shall compute the dividends per Share payable with respect to the account of each Shareholder and the number of additional Shares and fractional Shares to be issued as dividends. The Agent shall notify the Fund of the total number of additional Shares and fractional shares which have been issued as dividends. The Agent shall maintain records as to the additional Shares and fractional Shares issued as dividends with respect to the account of each Shareholder.

      If the Fund changes its dividend policy or orders the distribution of any long-term gains, the Fund shall notify the Agent of each resolution of its Directors declaring a dividend or other distribution, the amount payable per Share, the record date for determining Shareholders entitled to payment, the net asset value to be used for reinvestments of dividends and the payment date. The Agent shall, on the designated payment date, calculate the amount to be reinvested in Shares and fractional Shares for each Shareholder.

                               GENERAL PROVISIONS

      SECTION 11.  Agent shall maintain current and accurate records (which may
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be part of the stock transfer records) in connection with the issuance and redemption of Shares, the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each Shareholder for which no Share Certificates are outstanding.

      SECTION 12.  Agent agrees to make available upon request and to
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preserve for the periods prescribed in Rule 3la-2 under the Investment Fund
Act of 1940 any records relating to services provided under this Agreement which are required to be maintained by Rule 3 1 a- I under said Act.

Subject to the provisions of Section 5 hereof, accounts, records and other information shall belong to the Fund and be considered confidential, Section
13. In addition to service as Transfer Agent and Dividend Disbursing Agent as above set forth, Agent will perform other services for the Fund upon terms mutually agreeable to Agent and the Fund, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Fund, preparation of lists of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

      SECTION 13.  In addition to service as Transfer Agent and Dividend
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Disbursing Agent as above set forth, Agent will perform other services for the Fund upon terms mutually agreeable to Agent and the Fund, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Fund, preparation of lists of Shareholders, and mailing notices of Shareholders' meeting, proxies and proxy statements.

      SECTION 14. Except as set forth 'in Section 6, nothing contained in this Agreement is intended to or shall require Agent in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which Agent or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and Agent are open.

      SECTION 15.  Agent shall not be personally liable for any taxes,
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assessments, or governmental charges which may be levied or assessed on any basis whatsoever, excepting only for taxes assessed against it in its corporate capacity arising out of its compensation hereunder.

      SECTION 16.  Except as set forth below in this Section 16, the Fund shall
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indemnify Agent and save it harmless from and against all actions, suits and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement and from and against any and all losses, damages, costs, charges, attorney and accountant's fees, payments, expenses and liabilities incurred by Agent in connection with any such action, suit, or claim unless caused by Agent's breach of this Agreement, negligence or willful misconduct. Agent shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with its performance under this Agreement, which, in the opinion of its counsel, may involve it in expense or liability, and the Fund shall, so often as reasonably requested, furnish Agent with satisfactory indemnity against such expense or liability, and upon request of Agent the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity; provided, however, that Agent shall give the Fund notice of any such action, suit, or claim brought against Agent.

      Without limiting the foregoing:

           (i) Agent may rely upon the advice of the Fund, or of counsel, who may be counsel for the Fund or counsel for Agent, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted and for any actions taken in good faith. upon such statements, Agent shall not be liable.

          (ii) Agent shall not be liable for any action taken in good faith reliance upon any written or oral instruction or certified copy of any resolution of the Board of Directors of the Fund, and Agent may rely upon the genuineness of any such document or copy thereof believed in good faith by Agent to have been validly executed.

         (iii) Agent may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the Shareholder, Fund or other proper party or parties.

      Agent shall indemnify and hold harmless the Fund from all claims and liabilities (including reasonable Counsel expenses) incurred or assessed against the Fund arising from the Agent's negligence, willful misconduct or breach of this Agreement.

      SECTION 17.  Agent is authorized, upon receipt of specific written
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instructions from the Fund, to make payment upon redemption of Shares without a signature guarantee. The Fund hereby agrees to indemnify and hold Agent, its successors and assigns, harmless of and from any and all expenses (including without limitation, attorney and accountant's fees), damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with a payment by Agent upon redemption of Shares without a signature guarantee and upon the request of Agent the Fund shall assume, at its sole expense, the entire defense of any action, suit or claims subject to the foregoing indemnity. Agent shall notify the Fund of any such action, suit or claim.

      SECTION 18.  The Fund shall promptly cause to be turned over to Agent
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all records, files, and other materials necessary or appropriate for proper performance of the obligations of Agent under this Agreement.


      SECTION 19.  The Fund shall file with Agent a certified copy of each
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resolution of its Board of Directors authorizing the execution of written instructions or the transmittal of oral instructions.

      SECTION 20.  The Fund agrees to pay the Agent compensation for its
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services and to reimburse it for expenses, as set forth in Schedule A attached hereto, or as shall be set forth in written amendments to such Schedule approved by the Fund and the Agent.

      SECTION 21.  This Agreement may be amended from time to time by a
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written agreement executed by the Fund and the Agent.

      SECTION 22.  This Agreement may be terminated by either party upon 60
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days' prior written notice.

      SECTION 23.  Any notice or other communication required by or permitted
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to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

                   IF TO THE FUND:
                   ASM Fund, Inc.
                   15438 North Florida Avenue, Suite 107
                   Tampa, FL 33613
                   ATTN: President

                   IF TO THE AGENT:
                   Mutual Funds Service Co.
                   Attention: Donald F. Meeder, President
                   6000 Memorial Drive
                   Dublin, OH 43017


      SECTION 24.  The Fund represents and warrants to Agent that the execution
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and delivery of this Agreement by the undersigned officers of the Fund have been duly and validly authorized by resolution of the Directors of the Fund.

      SECTION 25.  This Agreement may be executed in two or more counterparts,
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each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      SECTION 26.  This Agreement shall extend to and shall be binding upon the
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parties hereto and their respective successors and assigns-, provided, however, that this Agreement shall not be assignable by the Fund without the written consent of Agent or by Agent without the written consent of the Fund, in each case authorized or approved by a resolution of its Directors.

      SECTION 27.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Ohio, without reference to its choice of law rules.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.



                                    ASM FUND, INC.

                                By: /s/ Steven H. Adler
                                    --------------------------------------
                                Its: President
                                    --------------------------------------

                                ATTEST: /s/ William Tapella
                                       -----------------------------------

                                MUTUAL FUNDS SERVICE CO.

                                By: /s/ Donald F. Meeder
                                    --------------------------------------
                                Its: President
                                    --------------------------------------

                                ATTEST: /s/ Wesley F. Hoag
                                       -----------------------------------